                                                                    EXHIBIT 21.1

                                       Percentage Ownership by
       Name of Subsidiary                Netivation.com, Inc.
       ------------------              -----------------------
   Netivation.com Merger, Inc.                   100%
   The Online Medical Bookstore, Inc.            100%
   InterLink Services, Inc.                      100%